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                                                                      Exhibit 11

                       W. R. GRACE & CO. AND SUBSIDIARIES
  WEIGHTED AVERAGE NUMBER OF SHARES AND EARNINGS USED IN PER SHARE COMPUTATIONS
                                  (Unaudited)


The weighted average number of shares of Common Stock outstanding were as follows (in thousands):


                                                                 3 Mos. Ended
                                                               -----------------
                                                               3/31/94   3/31/93
                                                               -------   -------
Weighted average number of shares of Common
Stock outstanding. . . . . . . . . . . . . . . . . . . . . .   93,750    89,983

Conversion of convertible debt obligations . . . . . . . . .        -     3,629

Additional dilutive effect of outstanding options
(as determined by the application of the treasury
stock method). . . . . . . . . . . . . . . . . . . . . . . .      981     1,716
                                                               -------   -------

Weighted average number of shares of Common
Stock outstanding assuming full dilution . . . . . . . . . .   94,731    95,328
                                                               -------   -------
                                                               -------   -------


Income used in the computation of earnings per share were as follows (in millions, except per share):


                                                                   3 Mos. Ended
                                                                ----------------
                                                                3/31/94  3/31/93
                                                                -------  -------
Net income . . . . . . . . . . . . . . . . . . . . . . . . .    $38.2     $28.3
Dividends paid on preferred stocks . . . . . . . . . . . . .      (.1)      (.1)
                                                                -------  -------
Income used in per share computation of earnings . . . . . .     38.1      28.2

Interest, net of tax, on convertible debt obligations. . . .        -        .5
                                                                -------  -------

Income used in per share computation of
earnings assuming full dilution. . . . . . . . . . . . . . .    $38.1     $28.7
                                                                -------  -------
                                                                -------  -------

Income per share . . . . . . . . . . . . . . . . . . . . . .  $   .41   $   .31

Income per share assuming full dilution. . . . . . . . . . .   $  .40    $  .30
